                                                                Exhibit (a)(10)

                                                                      SCHEDULE I

                        DIRECTORS AND EXECUTIVE OFFICERS
                        OF PARENT, PURCHASER AND OFFEROR

     The names and ages of the directors and executive officers of Parent, Purchaser and Offeror, and their present principal occupations, are set forth below. Unless otherwise indicated, each individual is a citizen of the United Kingdom and his business address is Carlisle Place, London SW1P 1BX England.

                                     PARENT

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT WITH
NAME AND AGE                                  PARENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
------------                                  ----------------------------------------------------------
Lord Marshall of Knightsbridge (65).......    Chairman since June 1998 and Deputy Chairman from January
                                              1998 until June 1998. Chairman of British Airways Plc
                                              since 1993. Chairman of Inchcape plc since 1996. Deputy
                                              Chairman of British Telecommunications plc since 1995.
                                              Non-Executive Director of HSBC Holdings plc. President of
                                              the Confederation of British Industry from May 1996 until
                                              July 1998.
Ian C. Strachan (56)(a)...................    Deputy Chairman since February 1999. Member of Board of
                                              Directors of BTR plc ("BTR") since April 1995 and Chief
                                              Executive Officer of BTR from January 1996 until February
                                              1999. Deputy Chief Executive of RTZ Corporation plc from
                                              1981 until 1991.
Allen M. Yurko (47)(b)....................    Member of Board of Directors since 1991, Chief Executive
                                              since February 1999, Managing Director and Chief Executive
                                              Officer from January 1994 until February 1999, and
                                              Managing Director and Chief Operating Officer from October
                                              1992 until January 1994. Member of the Board of Directors
                                              of Tate & Lyle plc since April 1996.
Kathleen A. O'Donovan (41)................    Member of Board of Directors and Chief Financial Officer
                                              since February 1999. Member of Board of Directors of BTR
                                              since July 1991 and Finance Director of BTR from July 1991 until February 1999. Partner at Ernst & Young from 1989
                                              until June 1991. Member of Board of Directors of EMI Group plc since November 1997.
Robert Bauman (68)(c).....................    Member of Board of Directors since February 1999. Member
                                              of Board of Directors of BTR since August 1997 and
                                              Chairman of BTR from May 1998 until February 1999. Chief
                                              Executive of SmithKline Beecham plc from July 1989 until
                                              April 1994. Chairman of British Aerospace plc from May
                                              1994 until April 1998. Member of Board of Directors of
                                              Reuters Holdings plc since 1993.
Sir Philip Beck (64)......................    Member of Board of Directors since 1991, Chairman from
                                              March 1998 until June 1998 and Deputy Chairman from June
                                              1998 until February 1999. Deputy Chairman of Railtrack plc since May 1999. Member of Board of Directors of Delta plc
                                              since August 1994. Member of Board of Directors of
                                              Kitagawa Europe Limited since June 1990.

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

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT WITH
NAME AND AGE                                  PARENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
------------                                  ----------------------------------------------------------
Rolf Borjesson (56)(d)....................    Member of Board of Directors since July 1998. Chief
                                              Executive and Managing Director of Rexam PLC since July
                                              1996. Member of Board of Directors of Midway Holding AB
                                              since May 1995. Member of Board of Directors of Svenska
                                              Handelsbanken AB since August 1995. Chief Executive of PLM
                                              AB from March 1988 until June 1996.
Hugh Collum (58)..........................    Member of Board of Directors since October 1998. Executive
                                              Vice President and Chief Financial Officer of SmithKline
                                              Beecham plc from 1989 until 1998. Member of Board of
                                              Directors of Whitehead Mann Group plc since 1997, Safeway
                                              plc since 1997, and South African Breweries plc since
                                              1999. Non-Executive Chairman of Chiroscience Group plc
                                              since 1998.
Sir Graham Hearne (61)....................    Member of Board of Directors since February 1999. Member
                                              of Board of Directors of BTR since June 1998. Chairman of
                                              Enterprise Oil since 1991. Member of Board of Directors of
                                              N.M. Rothschild & Sons Limited since 1977, NRM
                                              Continuation Limited since 1997 and Gallagher Group plc
                                              since 1987.
Simon Robertson (58)......................    Member of Board of Directors since February 1999. Member
                                              of Board of Directors of BTR since March 1997. Managing
                                              Director of Goldman Sachs International since September
                                              1997. Chairman of Kleinwort Benson Group plc ("Kleinwort")
                                              from 1996 until 1997 and Deputy Chairman of Kleinwort from
                                              1992 until 1996. Member of Board of Directors of Inchcape
                                              plc since May 1996 and Berry Bros. & Rudd since June 1998.
James F. Mueller (52)(e)..................    Chief Operating Officer since February 1999 and member of
                                              Board of Directors from April 1996 until February 1999.
                                              President and Chief Operating Officer of Siebe Temperature
                                              and Compliance Control from 1993 until February 1999.
James C. Bays (49)(f).....................    Senior Vice President since February 1999, General Counsel and Chief Legal Officer since March 1996 and Vice
                                              President from March 1996 until February 1999. Vice
                                              President, Law and Assistant General Counsel of GenCorp.
                                              Inc. from April 1993 until March 1996.
R.P.A. Coles (56).........................    Director of Legal Affairs, Group Senior Counsel since
                                              February 1999 and Director of Legal Affairs and Company
                                              Secretary from 1988 until February 1999.
Philip G. Cox (47)........................    Vice President-Operational Planning since February 1999,
                                              Member of the Board of Directors from July 1998 until
                                              February 1999 and Group Financial Director from July 1998
                                              until February 1999. Has occupied various positions with
                                              Parent since 1989.
Barry C. Francis (54).....................    Senior Vice President and Director of Public Relations
                                              since February 1999. Group Public Relations Director from
                                              1993 until February 1999.
John B. Saunders (56).....................    Senior Vice President and Director of Corporate Strategy
                                              and Development since February 1999. Director, Corporate
                                              Strategy and Development from January 1996 until February
                                              1999. Senior Vice President and Director Corporate
                                              Strategy at SmithKline Beecham plc from 1988 until 1994.

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

                             PURCHASER AND OFFEROR

                                              PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT WITH PURCHASER,
NAME AND AGE                                  OFFEROR; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
------------                                  -----------------------------------------------------------
Dr. George W. Sarney (59)(g)..............    Member of Board of Directors. Member of Board of Directors
                                              of Siebe plc from January 1994 until February 1999,
                                              Division Chief Executive for Invensys Intelligent
                                              Automation Division, since February 1999, President and
                                              Chief Operating Officer of Siebe Intelligent Automation
                                              Division, from 1994 until February 1999 and President and
                                              Chief Operating Officer of Siebe Temperature and Appliance
                                              Controls Division, from June 1993 until September 1993.
                                              Non-executive director of Bowthorpe plc.
Thomas G. Foley (57)(h)...................    Member of Board of Directors, Vice President and Treasurer.
                                              Chief Financial Officer of Invensys Intelligent Automation
                                              Division, since February 1999 and Chief Financial Officer
                                              of Siebe Intelligent Automation Division, from 1993 until
                                              February 1999. Chief Financial Officer of Foxboro Company
                                              since October 1990.
Philip Maynard (45)(i)....................    Member of Board of Directors and Secretary. General Counsel
                                              of Wonderware Corporation, since October 1997 and Assistant
                                              General Counsel of Invensys Intelligent Automation
                                              Division, since May 1999. Vice President, Secretary and
                                              General Counsel for National Education Corporation, from
                                              February 1994 until May 1999.
Roy H. Slavin (53)(j).....................    Member of Board of Directors. President and Chief Executive
                                              Officer of Wonderware Corporation, since July 1995 and
                                              Chairman of Wonderware Corporation from July 1995 until
                                              April 1998; President and Chief Executive Officer of
                                              Siemens Industrial Automation Incorporated, from October
                                              1993 until June 1995.

------------
(a) Mr. Strachan is a citizen of the United States and the United Kingdom and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(b) Mr. Yurko is a citizen of the United States and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(c) Mr. Bauman is a citizen of the United States and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(d) Mr. Borjesson is a citizen of Sweden and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(e) Mr. Mueller is a citizen of the United States and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(f) Mr. Bays is a citizen of the United States and his business address is Carlisle Place, London SW1P 1BX United Kingdom.

(g) Dr. Sarney is a citizen of the United States and his business address is 33 Commercial Street, Foxboro, Massachusetts 02035.

(h) Mr. Foley is a citizen of the United States and his business address is 33 Commercial Street, Foxboro, Massachusetts 02035.

(i) Mr. Maynard is a citizen of the United States and his business address is 100 Technology Drive, Irvine, California 92618.

(j) Mr. Slavin is a citizen of the United States and his business address is 100 Technology Drive, Irvine, California 92618.

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